EXHIBIT 2.7

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of December 15, 2004, and entered into by and among ALBA-WALDENSIAN, INC., a Delaware corporation (successor-in-interest to AWS Acquisition Corp. by merger, the "BORROWER"), the banks signatory hereto (each a "LENDER" and collectively, the "LENDERS"), and BANK HAPOALIM B.M. as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement referred to below.


                                   WITNESSETH:


     WHEREAS, the Borrower is a party to the Credit Agreement dated as of December 13, 1999, by and among AWS Acquisition Corp. (predecessor-in-interest to the Borrower prior to merger), the Lenders and the Administrative Agent, as amended by a First Amendment to Credit Agreement effective as of December 15, 2000, and a Second Amendment to Credit Agreement effective as of December 15, 2001, by and among the Borrower, the Lenders and the Administrative Agent, a Third Amendment to Credit Agreement dated as of September 6, 2002, by and among the Borrower AlbaHealth, LLC, a Delaware limited liability company, the Lenders and the Administrative Agent, a Fourth Amendment to Credit Agreement dated as of December 15, 2002, and a Fifth Amendment to Credit Agreement dated as of December 15, 2003, by and among the Borrower, the Lenders and the Administrative Agent (as so amended, and as may be further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to waive compliance with, and to amend, certain provisions of the Credit Agreement as hereinafter provided; and

     WHEREAS, the Lenders and the Administrative Agent are willing to grant such waivers and to make such amendments upon the terms and conditions of this Amendment;

     NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

     SECTION 1. WAIVER. Subject to the terms and conditions set forth herein, the Lenders hereby waive any Default or Event of Default that may have arisen as a result of the Borrower's failure to comply with subsections 7.2 and 7.3 of the Credit Agreement for fiscal year 2002 and 2003, or any fiscal quarter thereof.

     SECTION 2. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

     2.1 DEFINITIONS. The following definitions in subsection 1.1 of the Credit Agreement are hereby amended as follows:

          (a) The definition of "ABR" set forth in subsection 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


               " `ABR': for any day, a rate PER ANNUM (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the Prime Rate in effect on such day. Any change in the ABR due to a change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate."

          (b) The definition of "Applicable Margin" set forth in subsection 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


               " `APPLICABLE MARGIN': for each Term Loan that is outstanding hereunder as either a LIBOR Loan or an ABR Loan, 2.00%, and for each Revolving Credit Loan that is outstanding hereunder as either a LIBOR Loan or an ABR Loan, 1.50%."

          (c) The definition of "Revolving Credit Loan Maturity Date" set forth in subsection 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


          " `REVOLVING CREDIT LOAN MATURITY DATE': May 30, 2005."

          (d) The definition of "Term B Loan Maturity Date" set forth in subsection 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


          " `TERM B LOAN MATURITY DATE': December 15, 2012."

     2.2 REPAYMENT OF TERM B LOANS. The parties hereto agree that (i) the semi-annual principal installment originally due on January 15, 2005 in connection with the Term B Loans shall not be made; (ii) the amortization schedule of the Term B Loans is revised as set forth below; and (iii) the current Interest Payment Date of January 15, 2005 for the Term B Loans shall continue in effect, PROVIDED THAT thereafter, the Interest Periods and Interest Payment Dates with respect to the Term B Loans will coincide (to the extent possible) with the dates for the quarterly repayment of principal of the Term B Loans. Subsection 3.1(b) of the Credit Agreement is hereby amended in its entirety to read as follows:


          "(b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender the principal amount of the Term B Loans in thirty-two (32) equal and consecutive quarterly installments, each such installment to be in an amount equal to 3.125% of the aggregate principal amount of Term B Loan of such Lender outstanding immediately prior to March 15, 2005, with the first such installment commencing on March 15, 2005, and the last such installment ending on the Term B Loan Maturity Date (or such earlier date on which the Term B Loans become due and payable pursuant to Section 9). In no event shall the principal balance of the Term B Loan remain unpaid after the Term B Loan Maturity Date."

     2.3 FINANCIAL STATEMENTS. Subsection 7.2(a) of the Credit Agreement is hereby amended in its entirety to read as follows:


          "(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the (i) unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, statements of shareholder's equity and statements of cash flows for such year; and (ii) unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year together with consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year as customarily prepared by the management of the Borrower for internal use, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects and without qualification or exception."

     2.4 CERTIFICATES; OTHER INFORMATION. Subsection 7.3(a) of the Credit Agreement is hereby amended in its entirety to read as follows:


          "(a) [RESERVED]"

     2.5 FINANCIAL REPORTS OF TEFRON LTD. Subsection 7.3(c) of the Credit Agreement is hereby amended in its entirety to read as follows:


          "(c) promptly after the sending or filing thereof by Tefron, copies of all proxy statements, financial statements, and reports that Tefron sends to its stockholders, and copies of all regular, periodic and special reports (including, without limitation, copies of all Forms 20-K and Forms 6-K), and all registration statements that Tefron files with the SEC Authority (or any Governmental that may be substituted therefor) and/or NASDAQ, and all amendments to any of the foregoing, PROVIDED THAT, (i) if not included in the copies of the Form 20-K delivered to the each Lender within 120 days after the end of each fiscal year of Tefron (commencing with fiscal year ending for 2004), then as soon as available, but in any event within 90 days after the end of each fiscal year of Tefron, a copy of
     (A) the audited consolidated balance sheet of Tefron and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, statements of shareholder's equity and statements of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; and (B) a copy of the unaudited consolidating balance sheets of Tefron and its consolidated Subsidiaries as at the end of such fiscal year together with consolidating statements of income and retained earnings and of cash flows of Tefron and its consolidated Subsidiaries for such fiscal year as customarily prepared by the management of Tefron for internal use; and (ii) if not included in the copies of the Form 6-K delivered to the each Lender within 90 days after the end of each fiscal quarter of Tefron (commencing with the first fiscal quarter ending for 2005), as soon as available, but in any event not later than 90 days after the end of each fiscal quarter of Tefron, the audited consolidated and consolidating balance sheets of Tefron and its consolidated Subsidiaries as at the end of such quarter and the related audited consolidated and consolidating statements of operations, statements of shareholder's equity and statements of cash flows of Tefron and its consolidated Subsidiaries for such quarter and the portion of Tefron's fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing and certified as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure); and"

     2.6 TERM B LOAN NOTES. Contemporaneously with its execution and delivery of this Amendment, the Borrower shall issue to each Lender (via delivery to the Administrative Agent) an amended Term B Note in replacement but not repayment of, and in exchange and substitution for, the Term B Note of such Borrower with such Lender in existence immediately prior to the effectiveness of this Amendment, such amended Term B Note to be substantially in the form of SCHEDULE 1 or SCHEDULE 2, as the case may be, attached hereto, signed and delivered by a duly authorized officer of the Borrower. Thereafter, all references in the Credit Agreement to any Term B Note shall be deemed to refer to such amended Term B Note, as the case may be.

     SECTION 3. BORROWERS REPRESENTATIONS AND WARRANTIES.


          To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

     3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in compliance with all Requirements of Law, except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.2 CORPORATE/POWER; AUTHORIZATION. The execution, delivery and performance by the Borrower of this Amendment, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, and have been duly authorized by all necessary corporate action on the part of the Borrower.

     3.3 NO CONSENT. No consent or authorization of, or filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by the Borrower of this Amendment.

     3.4 ENFORCEABILITY. This Amendment constitutes, and the amended Term B Loan Notes when executed and delivered to the Lenders pursuant to subsection 2.3 of this Amendment, will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     3.5 NO LEGAL BAR. The execution, delivery and performance by the Borrower of this Amendment will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

     3.6 INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date this Amendment shall become effective and to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.


     This Amendment shall become effective as of the date first written upon the determination by the Administrative Agent that the following conditions have been satisfied:

     4.1 EXECUTION; AUTHORIZATION. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Lenders and the attached Acknowledgement and Consent duly executed by Tefron and Parent.

     4.2 TERM B NOTES. The Administrative Agent shall have received an original Term B Note for each Lender, substantially in the form of SCHEDULE 1 OR 2, as the case may be, attached hereto, signed and delivered by a duly authorized officer of Alba. Upon the Administrative Agent's receipt of all such duly executed and delivered Notes, the Administrative Agent shall return the existing Term B Notes to Alba.

     4.3 AMENDMENT FEE. The Administrative Agent shall have received, for the account of each Lender, an amendment fee equal to a flat one-eighth of one percent (1/8%) of the unpaid principal amount of the Revolving Credit Loan and Term B Loan of such Lender.

     4.4 LEGAL FEES. Shaw Pittman LLP, counsel to the Administrative Agent, shall have received full payment of its legal fees and expenses incurred in connection with the preparation, execution and delivery of this Amendment within twenty (20) days after submission of its written invoice to the Borrower.

     4.5 NO DEFAULT. No Default or Event of Default shall exist after giving effect to the transactions contemplated by this Amendment.

     SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

     5.1 REFERENCE. On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

     5.2 FULL FORCE AND EFFECT. The Credit Agreement and each of the other Loan Documents, except as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     5.3 NO WAIVER. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

     SECTION 6. GENERAL TERMS.

     6.1 RECITALS. The recitals provided for at the commencement of this Amendment are hereby incorporated herein as if set forth in this Section 5.

     6.2 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     6.3 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Administrative Agent and its successors and assigns.

     6.4 COSTS; EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent and each Lender for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution of, and any amendment, supplement or modification to this Amendment or any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent in accordance with the terms of subsection 11.6 of the Credit Agreement.

     6.5 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     6.6 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same agreement.


                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        ALBA-WALDENSIAN, INC.


                                        By: /S/ James Douglas Dickson
                                        -----------------------------
                                        Name: James Douglas Dickson
                                        Title: CFO


                                        By: /S/ Jon Donne
                                        -----------------
                                        Name: Jon Donne
                                        Title: Vice President


                                        BANK HAPOALIM B.M.,
                                        as Administrative Agent and as a Lender


                                        By: /S/ Boaz Dan
                                        ----------------
                                        Name: Boaz Dan
                                        Title: Senior Vice President


                                        By: /S/ Maxine Levy
                                        -------------------
                                        Name: Maxine Levy
                                        Title: Vice President


                                        ISRAEL DISCOUNT BANK OF NEW YORK,
                                        as a Lender


                                        By: /S/ Amir Barash
                                        -------------------
                                        Name: Amir Barash
                                        Title: First Vice President


                                         By: /S/ Kevin Lord
                                         ------------------
                                         Name: Kevin Lord
                                         Title: Vice President

                           ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned hereby acknowledges and consents to the foregoing Sixth Amendment to Credit Agreement, and after giving effect thereto, does hereby confirm and reaffirm all of its obligations under the Tefron Guarantee or the Parent Guarantee, as the case may be.

     Each of the undersigned hereby represents and warrants that:


     (i) Its execution and delivery of this acknowledgement and consent and the consummation of the transactions contemplated hereby, are within its company powers and have been duly authorized by all necessary corporate action;


     (ii) No material consent or authorization of, or filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with its execution and delivery of this acknowledgement and consent and its performance under the Tefron Guarantee or the Parent Guarantee, as the case may be, as amended by the foregoing Sixth Amendment, other than any which have been obtained or made as of the date hereof;


     (iii) This acknowledgement and consent, and, after giving effect to the foregoing Sixth Amendment, the Tefron Guarantee or Parent Guarantee, as the case may be, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and


     (iv) The execution, delivery and performance by it of this acknowledgement and consent will not violate any material Requirement of Law or Contractual Obligation binding on it or any of its Subsidiaries, and will not result in, or require the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except Liens in favor of the Administrative Agent and the Lenders.

Dated as of February 2, 2005

TEFRON LTD.                                           TEFRON U.S. HOLDINGS CORP.

By: /S/ Yosef Shiran                                  By: /S/ Yosef Shiran
--------------------                                  -------------------
Name: Yosef Shiran                                    Name: Yosef Shiran
Title: CEO                                            Title: Director

By: /S/ Arie Wolfson                                  By: /S/ G. Rozen
--------------------                                  ----------------
Name: Arie Wolfson                                    Name: Gil Rozen
Title: Chairman of the board of directors             Title: Director

                                   SCHEDULE 1


                                   TERM B NOTE




                                                             New York, New York


$15,354,545.46                                               December 15, 2004





     FOR VALUE RECEIVED, the undersigned, ALBA-WALDENSIAN, INC. (the "BORROWER"), hereby unconditionally promises to pay to the order of BANK HAPOALIM B.M. (the "LENDER") at the office of the Administrative Agent located at 1177 Avenue of the Americas, New York, New York 10036 in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTEEN MILLION THREE HUNDRED FIFTY-FOUR THOUSAND FIVE HUNDRED AND FORTY-FIVE AND 46/100 DOLLARS ($15,354,545.46), in the amounts and on the dates specified in the Credit Agreement referred to below; PROVIDED that, the entire unpaid principal balance of this Term B Note, together with all accrued and unpaid interest thereon, shall be repaid no later than the Term B Loan Maturity Date (as defined in the Credit Agreement referred to below).


     The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times specified or determined in accordance with the provisions of that certain Credit Agreement dated as of December 13, 1999, by and among AWS Acquisition Corp. (predecessor-in-interest to the Borrower prior to merger), the banks signatory thereto (the "LENDERS"), and Bank Hapoalim B.M. as administrative agent ( the "ADMINISTRATIVE AGENT") for the Lenders, as amended by the First Amendment to Credit Agreement dated as of December 15, 2000 and the Second Amendment to Credit Agreement dated as of December 15, 2001, by and among the Borrower, the Lenders and the Administrative Agent, the Third Amendment to Credit Agreement dated as of September 6, 2002, by and among the Borrower, AlbaHealth, LLC, a Delaware limited liability company, the Lenders and the Administrative Agent, the Fourth Amendment to Credit Agreement dated as of December 15, 2002, the Fifth Amendment to Credit Agreement dated as of December 15, 2003, and the Sixth Amendment to Credit Agreement dated as of December 15, 2004 (the "SIXTH AMENDMENT"), by and among the Borrower, the Lenders and the Administrative Agent (as so amended, and as may be further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

     This Term B Note is issued in exchange and substitution for, and not in satisfaction of, and to amend and restate without interruption all indebtedness evidenced by, the Term B Note dated September 6, 2002 issued by the Borrower to the Lender. This Term B Note (a) is issued pursuant to the Sixth Amendment and is entitled to the provisions and benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term B Loans evidenced hereby were made and are to be repaid, and (b) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Term B Note is secured and guaranteed as provided in the Loan Documents, including, without limitation, the Tefron Guarantee and the Parent Guarantee. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted, and the rights of the holder of this Term B Note in respect thereof.


     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.


     All parties now and hereafter liable with respect to this Term B Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


     THIS TERM B NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                                   ALBA-WALDENSIAN, INC.





                                                   By: /S/ James Douglas Dickson
                                                   -----------------------------
                                                   Name: James Douglas Dickson
                                                   Title: CFO





                                                   By::/S/ Jon Donne
                                                   -----------------
                                                   Name: Jon Donne
                                                   Title: Vice-President

                                   SCHEDULE 2


                                   TERM B NOTE





                                                             New York, New York


$10,236,363.66                                               December 15, 2004


     FOR VALUE RECEIVED, the undersigned, ALBA-WALDENSIAN, INC. (the "BORROWER"), hereby unconditionally promises to pay to the order of ISRAEL DISCOUNT BANK OF NEW YORK (the "LENDER") at the office of the Administrative Agent located at 1177 Avenue of the Americas, New York, New York 10036 in lawful money of the United States of America and in immediately available funds, the principal amount of TEN MILLION TWO HUNDRED THIRTY-SIX THOUSAND THREE HUNDRED AND SIXTY-THREE AND 66/100 DOLLARS ($10,236,363.66), in the amounts and on the dates specified in the Credit Agreement referred to below; PROVIDED that, the entire unpaid principal balance of this Term B Note, together with all accrued and unpaid interest thereon, shall be repaid no later than the Term B Loan Maturity Date (as defined in the Credit Agreement referred to below).


     The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times specified or determined in accordance with the provisions of that certain Credit Agreement dated as of December 13, 1999, by and among AWS Acquisition Corp. (predecessor-in-interest to the Borrower prior to merger), the banks signatory thereto (the "LENDERS"), and Bank Hapoalim B.M. as administrative agent ( the "ADMINISTRATIVE AGENT") for the Lenders, as amended by the First Amendment to Credit Agreement dated as of December 15, 2000 and the Second Amendment to Credit Agreement dated as of December 15, 2001, by and among the Borrower, the Lenders and the Administrative Agent, the Third Amendment to Credit Agreement dated as of September 6, 2002, by and among the Borrower, AlbaHealth, LLC, a Delaware limited liability company, the Lenders and the Administrative Agent, the Fourth Amendment to Credit Agreement dated as of December 15, 2002, the Fifth Amendment to Credit Agreement dated as of December 15, 2003, and the Sixth Amendment to Credit Agreement dated as of December 15, 2004 (the "SIXTH AMENDMENT"), by and among the Borrower, the Lenders and the Administrative Agent (as so amended, and as may be further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

     This Term B Note is issued in exchange and substitution for, and not in satisfaction of, and to amend and restate without interruption all indebtedness evidenced by, the Term B Note dated September 6, 2002 issued by the Borrower to the Lender. This Term B Note (a) is issued pursuant to the Sixth Amendment and is entitled to the provisions and benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term B Loans evidenced hereby were made and are to be repaid, and (b) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Term B Note is secured and guaranteed as provided in the Loan Documents, including, without limitation, the Tefron Guarantee and the Parent Guarantee. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted, and the rights of the holder of this Term B Note in respect thereof.


     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.


     All parties now and hereafter liable with respect to this Term B Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


     THIS TERM B NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                                   ALBA-WALDENSIAN, INC.





                                                   By: /S/ James Douglas Dickson
                                                   -----------------------------
                                                   Name: James Douglas Dickson
                                                   Title: CFO





                                                   By:: /S/ Jon Donne
                                                   ------------------
                                                   Name: Jon Donne
                                                   Title: Vice-Presidents


                                       2